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                                                                   EXHIBIT 10.33

                               ADVANTAGE FACILITY

DATED:                          12 November 2002
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BETWEEN:-              (I)      Venture Finance PLC (a company registered in
-------                         England and Wales with the
                                number 2281768) ("Venture") and

                       (II) Xcel Power Systems Limited (a company registered in England and Wales with the number) 00575679 ("the Client").

WHEREAS:-              (A)      Venture and the Client are parties to an
-------                         agreement for the Purchase of Debts  which on
                                the ("the Agreement"), and

                       (B) The Client has requested and Venture has agreed to provide additional financing facilities to the Client subject and supplemental to the Agreement and upon the terms hereof.

NOW IT IS HEREBY AGREED AS FOLLOWS:-
------------------------------------

(1) Venture may upon request from the Client make an Additional Payment to the Client subject to the terms hereof.

(2) The Client shall, in consideration of Venture's agreement to the terms hereof, and/or the making of any Additional Payment to the Client, grant in favour of Venture a Debenture in respect of and over all the assets property and undertaking of the Client now or hereafter ("the Debenture") the Debenture to have priority over all other debentures charges or other security granted in favour of any person by the Client in existence now or hereafter or subject to such priority over such of the assets property and undertaking of the Client as Venture may in its absolute discretion agree.

(3) In addition to and notwithstanding the other terms hereof Venture shall not be obliged to make any payment, Prepayment or Additional Payment to the Client (other than in its absolute discretion) if following Venture's own assessment of the Client's Eligible Collateral in accordance with the Eligible Collateral Formula, and after a notional or actual combination of all accounts of the Client with Venture ("the Account Balance") the making of such a payment, prepayment or Additional Payment to the Client would cause the Account Balance to exceed the Facility Limit.

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(4)      Venture shall (in its absolute discretion and without affecting the intent effect or extent of this Deed) maintain such accounts or such additional accounts as it deems necessary to record the transactions between Venture and the Client pursuant to or under the terms of this Deed and Venture shall be entitled from time to time and at any time to combine all and any such accounts maintained in the name of the Client in the books of Venture such combination being deemed to have taken place on the happening of any event giving rise to the right of Venture to terminate this Deed and/or the Agreement.

(5) All the terms of the Agreement which relate to payments to the Client (including Prepayments) shall apply to any Additional Payment.

(6) The amount of any Additional Payment shall be such as may be agreed by Venture with the Client.

(7) The Client shall throughout the duration of this Deed comply at all times with all provisions contained within the Agreement and the Debenture, and shall provide to Venture all such information and physical access to premises owned or under the control of the Client as Venture may reasonably require and the Client hereby grants an irrevocable licence to Venture for Venture (and any of its employees servants or agents) to enter upon any premises owned or under the control or authority of the Client at any time during normal business hours for the purposes of this Deed, for confirming and ensuring the compliance by the Client with the terms hereof, and for the purposes of Venture's assessment and monitoring from time to time as it may require of the location state nature and value of any Eligible Collateral at that time.

(8) Notwithstanding and in addition to the terms of this Deed the Client shall remain bound by all the warranties undertakings covenants and obligations contained within the Agreement and the Debenture. In addition the Client shall comply with all the Collateral Reporting and Monitoring Requirements of Venture as detailed in paragraph 5 of the Schedule or as Venture may require and may notify to the Client from time to time.

(9) Subject to the terms of this Deed Venture shall not make payment of Additional Payments aggregating from time to time to more than the sum stated in paragraph 1 of the Schedule hereto although this amount may be increased or reduced from time to time by Venture in its absolute discretion.

(10) It is agreed that the contents of any report (whether written or oral) prepared by Venture for the purposes of Venture considering whether or not to make payment of any Additional Payment to the Client shall remain confidential and shall not be available to the Client for any reason (save for any requirement of law) in whole or in part and whether in original or copy form.

(11) In addition to all fees charges costs and expenses payable by the Client to Venture pursuant to the Agreement the Client shall pay to Venture on the date of this Deed and on each anniversary thereof the Annual Fee referred to in the Schedule. All and any amounts payable by the Client to Venture herein may be debited by Venture to the Current Account of the Client in the books of Venture from time to time.

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(12)     Further the Client shall pay to Venture an Administration Charge in the amount specified in paragraph 3 of the Schedule during the currency of this Deed.

(13) Any Additional Payment made pursuant to the terms of this Deed shall be subject to a Discount Charge at the rate specified in paragraph 4 of the Schedule which Discount Charge shall accrue daily on the balance of all Additional Payments then having been made to the Client and which shall be debited to the Current Account of the Client with Venture monthly.

(14) The agreement recorded in this Deed may be terminated by Venture upon or following any breach hereof by the Client and/or upon or following Venture having the right to terminate the Agreement, and shall in any event terminate without further formality upon the termination of the Agreement for whatsoever reason.

(15) As a consequence of the entering into of this Deed and to give effect to the intent hereof Venture shall be entitled from time to time to increase or reduce the Prepayment Percentage to such percentage (not exceeding 100%) and for such time as Venture may in its absolute discretion determine. For the avoidance of doubt no payment or Prepayment or Additional Payment shall be made to the Client at any time (other than in Venture's absolute discretion) if the making of any such payment or Prepayment or Additional Payment would cause the Account Balance to exceed the Facility Limit.

(16) In this Deed where the context so permits, the singular shall include the plural and vice versa and reference to any one gender shall be deemed to include reference to the other two, and where any expression used herein is defined in the Agreement such expression shall have the same meaning herein as therein where the context so permits.

(17)     This Deed shall be read and construed and shall be subject to English
         Law.

(18)     In this Deed:-

         "Additional Payment" shall mean a payment by Venture to the Client on account of the Purchase Price of Debts the subject of the Agreement in excess of any payment or Prepayment which would normally be made by Venture to the Client but for the entering into of this Deed, the making of such payment being in the absolute discretion of Venture at all times, and

         "Base Rate" shall mean the Base Rate set by Venture's Bankers subject to a minimum rate of 4%, and

         "Collateral Reporting and Monitoring Requirements" shall mean the reporting and monitoring requirements of Venture in relation to the Eligible Collateral from time to time including monitoring by way of physical access to premises and such Eligible Collateral by Venture or any of its employees servants or agents and shall for the time being be those detailed in the Schedule, and

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         "Eligible Collateral" shall mean such of the Client's undertaking property and assets as Venture may from time to time notify to the Client as forming part of the Client's Eligible Collateral and shall until further notice be assessed in accordance with the Eligible Collateral Formula appears in the Schedule, and

         "Eligible Collateral Formula" shall mean the formula referred to in paragraph 6 of the Schedule until such shall be varied (in Venture's absolute discretion) by notice in writing to the Client.

         "Facility Limit" shall mean a sum equivalent to the credit balance from time to time on the Debts Purchased Account of the Client in the books of Venture, or such sum as Venture may notify to the Client from time to time in Venture's absolute discretion, and

         "the Schedule" shall mean the schedule hereto, and

         "Venture's Bankers" HSBC Bank Plc or such other bank as Venture may from time to time, at its sole discretion, appoint as its bankers.

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                                    SCHEDULE

1. Additional Payment Limit:- (pound)225,000 (Pounds Sterling Two Hundred and Twenty Five Thousand) (clause 9)

2.       Annual Fee: N/A (clause 11)

3. Administration Charge: (pound)1,000 (Pounds Sterling One Thousand) jointly with the Term Loan facility (per month or part thereof) (clause
         12)

4. Discount Charge: 2.0% above the Base Rate of Venture's Bankers for the time being in force (clause 13)

5.       Collateral Reporting and Monitoring Requirements:- (clause 8)

         (i) Inventory and Preferential Creditors (as defined in Schedule 6 to the Insolvency Act 1986) - Monthly within 5 working days of each month end.
         (ii) Fixed Assets - Annual valuation (on date of anniversary of this Deed) by valuer to be agreed by Venture.
         (iii) Eligible Collateral Audits - per quarter annum following commencement of this Deed.

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6.       Eligible Collateral Formula:- (clause 3)

         The Eligible Collateral Formula for the AdVantage Facility in respect of stock will be Raw Materials x 25% plus Work in Progress x 25% less preferential creditors subject to an AdVantage Limit of (pound)225,000 (Pounds Sterling Two Hundred and Twenty Five Thousand).

         Venture will require a detailed stock listing on a monthly basis. This report will be required within five working days of each period end and is to include details of all categories of stock and preferential creditor balances.

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IN WITNESS WHEREOF the parties hereto have executed this deed in the manner hereafter appearing and have delivered it on the date first above written.

EXECUTED AND DELIVERED AS A DEED by

PAUL BEVERIDGE                                       /S/ PAUL BEVERIDGE
--------------                                       ------------------

as Attorney for VENTURE FINANCE PLC

in the presence of:-

PAUL ARPS                                            /S/ PAUL ARPS
---------                                            -------------

Address of Witness         SUSSEX HOUSE, PERRYMOUNT ROAD, HAYWARDS HEATH
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         Executed and delivered as a deed
         by

         Acting by:

         C.T. OLIVA              Director                   /S/ CARMINE T. OLIVA
         ------------------------                           --------------------

         GRAHAM JEFFERIES        Director/Secretary         /S/ GRAHAM JEFFERIES
         ------------------------                           --------------------

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